UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 15, 2016

FullCircle Registry, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-51918	87-0653761
(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

161 Alpine Drive, Shelbyville, KY 40065
(Address of principal executive offices)

(502) 410-4500
Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

On Saturday, September 10th 2016 the FullCircle Registry, Inc. Board of Directors appointed Jon R. Findley, 64, as Chief Executive Officer of the Company. Mr. Findley will also serve as Chief Executive Officer of the Company’s fully-owned subsidiary FullCircle Entertainment, Inc. The Board also appointed Matthew T. Long, 41, to serve as President and Chief Financial Officer.

Mr. Findley had worked closely with Norman L. Frohreich in developing strategies to transition the Georgetown 14 Cinemas in Indianapolis, Indiana to a dine-in theater operation. Mr. Frohreich, the Company’s previous President, Chief Executive Officer and Chief Financial Officer, died on August 16, 2016 from heart complications. Georgetown 14 Cinemas is owned and operated by FullCircle Entertainment, Inc. Mr. Findley will supervise the dine-in theater transition and guide Georgetown 14 Cinemas to realize its full potential.

Mr. Findley has served as an executive in the real estate development, financial services, and broadcast and television industries. Immediately prior to being appointed to his present position with the Company, he has been Principal of Stage 1 Development, LLC and Principal of Jigsaw Financial, LLC. At Stage 1 Development, which he formed in December of 2015, Mr. Findley managed financial analysis, strategic business planning, site acquisition, capital financing and project management for new real estate development projects. At Jigsaw Financial, which he formed in February 2014, Mr. Findley served as lead Financial Planner. From February 2009 until February 2014, Mr. Findley was a Financial Planner with Prudential Financial. Prior to 2009, Mr. Findley served as President and Chief Executive Officer for Smart TV, Inc. (digital television advertising); as Vice President of Programming & Production for VH-1/MTV Networks; and as Program Director for Fox Television Stations, Inc. in New York and Dallas. At VH-1, Mr. Findley supervised development of original programming, program production, news operations and on-air personnel with an annual operating budget of $30 million. With Fox Television, Mr. Findley supervised program scheduling, film and television program acquisition as well as on-air talent, creative services, public affairs, and production personnel.

Mr. Findley will be granted a signing bonus of 2.5 million restricted shares of Common Stock of FullCircle Registry, Inc. to be issued on or before September 30, 2016. Also, he will be compensated $1,500.00 per bi-weekly pay period, or $39,000.00 per year in addition to performance-based compensation in the form of restricted shares in an amount to be determined at a later date. A salary review will be conducted every six months to determine possible additional compensation for the CEO based on meeting certain performance expectations.

Mr. Long had served in the position of Executive Assistant to Mr. Frohreich, the President of FullCircle Registry, Inc., since January 2011 and has been directly involved with the Company’s financial operations. In his previous position with the Company, Mr. Long was responsible for the accounting operations and preparation of the financial statements for both FullCircle Registry, Inc. and FullCircle Entertainment, Inc. Mr. Long served previously as the Accounting Director for a National Debt Settlement Law Firm and as Chief Financial Officer for Cumberland Falls State Resort Park located in Corbin, Kentucky. Mr. Long is a graduate of Indiana University – Bloomington (December 2000), where he earned a Bachelor of Arts Degree in Political Science & a Minor in Business Administration.

Mr. Long will be compensated $1,900.00 per bi-weekly pay period, or $49,400.00 per year in addition to possible performance-based compensation in the form of restricted shares of FullCircle Registry, Inc. in an amount to be determined at a later date.

Together, Mr. Findley and Mr. Long are focused on maximizing value for the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FullCircle Registry, Inc.

Date: 09-15-2016

By:  Matthew T. Long

Name: Matthew T. Long

Title: President and Chief Financial Officer

President

Chief Financial Officer

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